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                                                                   EXHIBIT 10(n)


                                    AGREEMENT


                  AGREEMENT, dated as of September 1, 1998, by and between SENSORMATIC ELECTRONICS CORPORATION, a Delaware corporation having its principal place of business at 951 Yamato Road, Boca Raton, Florida 33431 ("Sensormatic"), and RONALD G. ASSAF ("Assaf"), residing at 21095 Hamlin Drive, Boca Raton, Florida 33433.

                              W I T N E S S E T H:

                  WHEREAS, Assaf is a party to the Consulting Agreement dated as of August 9, 1996 with Sensormatic (the "Consulting Agreement") and is currently serving as the Chairman of the Board of Directors of Sensormatic, and has made and is expected to make a significant contribution to the performance and growth of Sensormatic;

                  WHEREAS, the Board of Directors of Sensormatic recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control (as defined below) exists and that such possibility, and the uncertainty which it may raise among Sensormatic's management, may result in the distraction or departure of management personnel to the detriment of Sensormatic and its stockholders, particularly at a time when Sensormatic is placing heavy demands on its management in connection with its efforts to expand its product lines and markets, restructure its operations and reduce its expenses;

                  WHEREAS, the Board of Directors of Sensormatic has determined that it is in the best interest of Sensormatic and its stockholders to provide to Assaf certain rights as to termination compensation in the event of a Change in Control;

                  WHEREAS, the Board of Directors of Sensormatic believes that the grant of such rights to Assaf will help assure Assaf's continuing dedication to his duties to Sensormatic, notwithstanding the occurrence of any Change in Control, and, in particular, will enable Assaf to objectively and impartially assess, and advise the Board of Directors with respect to, any proposal received by Sensormatic regarding a Change in Control and to take such action regarding any such proposal as the Board of Directors may deem to be appropriate;

                  WHEREAS, with similar purposes and intents, Sensormatic entered into an Agreement dated December 23, 1988 with Assaf relating to a possible Change in Control (the "Prior Agreement"), and Sensormatic and Assaf wish to amend and restate the Prior Agreement as hereinafter set forth in order, among other things, to clarify and update certain provisions thereof; and

                  WHEREAS, entering into this amended and restated Agreement relating to a possible Change in Control carries out the intent of the Consulting Agreement relating to the same;






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                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

                  1.  Term.

                  (a) The term of this Agreement shall commence on the date hereof (which for all purposes of this Agreement shall mean the date first above written) and shall continue after a Change in Control for so long as Sensormatic has or may have any obligations under Sections 3, 4, 5, 8, 9 or 11 hereof.

                  (b) Notwithstanding the provisions of Section 1(a) hereof, this Agreement shall terminate automatically provided and in the event that (i) the Term of the Consulting Agreement shall have terminated in accordance with the terms thereof and (ii) prior to the occurrence of a Change in Control and so long as no Attempted Change in Control shall have occurred and then be pending, Assaf resigns or is removed from his directorship with Sensormatic or the term of such office expires without his being reelected thereto. Notwithstanding anything contained in this Agreement to the contrary, if Assaf is removed from his directorship with Sensormatic or the term of such office expires without his being re-elected thereto prior to a Change in Control, which Change in Control occurs, and Assaf reasonably demonstrates that such removal of or failure to re-elect Assaf was at the request of a third party who effectuates such Change in Control or that such removal of or failure to re-elect Assaf was directly related to or in anticipation of such Change in Control, then for all purposes of this Agreement, Assaf shall be entitled to the payments and other benefits provided under this Agreement as if such removal or failure to re-elect had occurred following such Change in Control.

                  2.  Change in Control.

                  (a) For purposes of this Agreement, the term "Change in Control" shall mean a change in control of Sensormatic of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provided, that, without limitation, such a change in control shall be deemed to have occurred if (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, "Beneficial Owner"), directly or indirectly, of securities of Sensormatic representing 30% or more of the combined voting power of Sensormatic's then outstanding voting securities, (ii) Sensormatic consummates a merger, consolidation, share exchange, division or other reorganization of Sensormatic with any other corporation or entity, unless the shareholders of Sensormatic immediately prior to such transaction beneficially own, directly or indirectly, (A) if Sensormatic is the surviving corporation in such transaction, 60% or more of the combined voting power of Sensormatic's outstanding voting securities as well as 60% or more of the total market value of Sensormatic's outstanding equity securities, (B) if Sensormatic is not the surviving corporation, 80% or more of the combined voting power of the surviving



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entity's outstanding voting securities as well as 80% or more of the total market value of such entity's outstanding equity securities, or (C) in the case of a division, 80% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 80% or more of the total market value of each such entity's outstanding equity securities, in each case in substantially the same proportion as such shareholders owned shares of Sensormatic prior to such transaction; (iii) Sensormatic adopts a plan of complete liquidation or winding-up of Sensormatic;
(iv) the shareholders of Sensormatic approve an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of Sensormatic's assets; or (v) during any period of 24 consecutive months, individuals (y) who at the beginning of such period constitute the Board of Directors of Sensormatic or (z) whose election, appointment or nomination for election was approved prior to such election or appointment by a vote of at least two-thirds of the directors in office immediately prior to such election or appointment who were directors at the beginning of such two-year period (other than any directors who prior to the Change in Control were associated or affiliated with any Person involved with any Change in Control or Attempted Change in Control), cease for any reason to constitute at least three-fourths of the Board of Directors of Sensormatic.

                  (b) For purposes of this Agreement, an "Attempted Change in Control" shall be deemed to have occurred (i) if any Person files (or fails to file when required to do so) with the Securities and Exchange Commission (the "SEC") a Statement on Schedule 13D relating to voting securities of Sensormatic
(A) disclosing the acquisition of 10% or more thereof or (B) while disclosing the acquisition of less than 10% of such voting securities, indicates an intention to effect any of the transactions listed in Item 4 of Schedule 13D or otherwise to effect a Change in Control, (ii) upon the public announcement (including, without limitation, the filing with the SEC of a Statement on Schedule 14D-1) by any Person of an intention to make a tender offer or otherwise to effect a Change in Control, (iii) in the event of any solicitation of proxies for the election of directors of Sensormatic pursuant to Rule 14a-11 of the Rules and Regulations under the Exchange Act or the filing of a Statement on Schedule 14B in anticipation thereof, (iv) the receipt by Sensormatic from any Person of any other communication proposing, or indicating an intention, to effect a Change in Control by the acquisition of voting securities of Sensormatic, the solicitation of proxies for the election of directors or otherwise or (v) if the Board of Directors of Sensormatic or an authorized committee thereof otherwise determines that an Attempted Change in Control is pending. The termination of the pendency of an Attempted Change in Control shall be determined by the Board of Directors of Sensormatic (or an authorized committee thereof); provided, that any Attempted Change in Control shall in any event be deemed to have terminated upon the occurrence of a Change in Control.

                  (c) For the purposes of this Section 2, references to provisions of the Exchange Act and rules, regulations and schedules thereunder shall be to such provisions as they are in effect and interpreted as of the date of this Agreement.

                  3. Benefits Effective Upon a Change in Control. In the event a Change in Control occurs, Assaf shall be entitled to the following benefits:



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                  (a) All stock options issued by Sensormatic to Assaf, whether or not then exercisable, shall remain fully exercisable or shall become fully exercisable immediately (or, notwithstanding the foregoing, in the event of an Attempted Change in Control involving a proposed Reorganization Event (as such term is defined in Section 3(b) hereof)), such options shall become fully exercisable thirty days before the date of such Reorganization Event, and such options shall remain outstanding and fully exercisable for the stated term thereof or until the later of (i) nine months following the later of (x) termination of the Consulting Agreement for any reason or (y) the resignation or removal of Assaf from his directorship with Sensormatic or the expiration of the term of such office without his being re-elected thereto (or, at the option of Assaf, in the case of an incentive stock option, three months following such termination or ceasing to be a director) or (ii) the end of the respective post-termination exercisability periods provided for in such options (including if applicable, such periods in the event of death or disability); provided, that in no event shall the term of such options be extended beyond their respective original terms. In addition, any deferred vesting or forfeiture provisions applicable to any shares of Sensormatic stock awarded to or otherwise held by Assaf shall be without further force or effect, and Assaf shall have the unrestricted right to such shares.

                  (b) In the event that (i) such Change in Control is effected through (A) a tender or exchange offer (a "Tender Offer") or (B) any means, in one or more transactions, with the result in either case that any Person becomes the Beneficial Owner, directly or indirectly, of securities of Sensormatic representing 50% or more of the combined voting power of Sensormatic's then outstanding voting securities (any such Change in Control referred to in this clause (i), including pursuant to a Tender Offer, being hereinafter referred to as a "Majority Acquisition"), (ii) in connection with, as a result of or within 24 months immediately following a Change in Control, Sensormatic's Board of Directors shall have approved a merger, consolidation, reclassification, reorganization, dissolution, sale of all or substantially all of the assets of Sensormatic or similar event (a "Reorganization Event") as a result of which Sensormatic's Common Stock would cease to be outstanding or (iii) in connection with, as a result of or within 24 months immediately following a Change in Control, Sensormatic's Common Stock ceases to be listed for trading on a national securities exchange or quoted through NASDAQ or a comparable securities quotation system, Assaf shall have the right, exercisable by written notice given at any time during the 13-month period immediately following the date of such Change in Control (and, if later, the date of any such Majority Acquisition, Reorganization Event or cessation of listing or quotation), to require Sensormatic to purchase:

                  (1) any or all of such stock options issued by Sensormatic to Assaf, whether or not then exercisable, and/or any stock options issued upon conversion of or in exchange for any such Sensormatic stock options pursuant to any such Reorganization Event ("Conversion Options"), at a purchase price equal to the excess of the aggregate Fair Market Value (as defined below) of the shares of Sensormatic Common Stock subject to such Sensormatic stock options over the aggregate exercise price of such stock options (or, in the case of any Conversion Options, such amount calculated with respect


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         to the Sensormatic stock options which were converted into or exchanged for such Conversion Options); and/or

                  (2) any or all shares of Sensormatic Common Stock held by Assaf at or immediately prior to the date of such Change in Control (including any shares of Sensormatic Common Stock (restricted or otherwise, and whether or not vested) awarded to Assaf pursuant to any compensation plan or arrangement of Sensormatic) or issued pursuant to the exercise of any such Sensormatic stock options following the date of such Change in Control, and/or (without duplication) any shares or other securities issued upon conversion of or in exchange for any such shares of Common Stock pursuant to any such Reorganization Event ("Conversion Shares"), at a purchase price equal to the aggregate Fair Market Value of such shares (or, in the case of any Conversion Shares issued upon conversion of or in exchange for Common Stock, the Fair Market Value of the shares of Common Stock which were converted into or exchanged for such Conversion Shares); provided, that Sensormatic may offset against the amount so payable for Common Stock or Conversion Shares all amounts outstanding on any loans made to Assaf for the purchase of, or payment of taxes relating to, such shares of Common Stock or Conversion Shares, as contemplated by Section 3(c) hereof or otherwise.

Payment for any such options or shares shall be made by Sensormatic within 10 days after Assaf's surrender of any such options, and/or within 10 days after Assaf's surrender of the certificates representing any such shares of Common Stock or Conversion Shares (or, if such certificates are in Sensormatic's possession, within 10 days after Assaf's notice of exercise under this Section 3(b)).

                  For purposes of this Section 3(b), the "Fair Market Value" of a share of Sensormatic Common Stock means the highest fair market value per share of Sensormatic Common Stock of the consideration paid in any transaction by any Person who effects such Change in Control, in connection therewith, whether through open market purchases, Tender Offers, Reorganization Events, private transactions or otherwise.

                  (c) Upon Assaf's request, Sensormatic shall lend to Assaf, interest free, up to an amount equal to the aggregate exercise price of the options referred to in Section 3(a) hereof, should Assaf elect to exercise such options. If requested by Assaf, Sensormatic shall also lend to Assaf, interest free (or, at Assaf's option, provide a guaranty to enable Assaf to borrow), up to an amount equal to the percentage specified in Section 3(d)(i) times the Share Income (as such term is defined in such Section) resulting from such exercise and/or vesting. Such loan or loans shall be due and payable to Sensormatic upon the earliest of (i) the fifth anniversary date of such loan or loans, (ii) in the event that the Term of the Consulting Agreement terminates, other than upon termination by Sensormatic pursuant to Section 4(a) thereof, or in the event of the resignation or removal, other than for Cause (as defined in Section 4 hereof, "Cause"), of Assaf from his directorship with Sensormatic or the expiration of the term of such office without his being re-elected thereto, upon the expiration of 30 months following such termination or ceasing to be a


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director, whichever is later, or in the event that the Consulting Agreement is terminated by Sensormatic pursuant to Section 4(a) thereof or that Assaf is removed as a director for Cause, upon the expiration of 30 days after the later of such termination or removal, or (iii) promptly (but in any event within five
(5) business days) after receipt of the proceeds of sale from the sale of such shares, to the extent of the loan or loans applicable to such sold shares. Assaf shall deposit such shares with Sensormatic as security for any such loan, if Sensormatic shall so request. Notwithstanding anything to the contrary contained in this Section 3(c), Sensormatic's Stock Purchase Loan Plan or any promissory note or security agreement executed by Assaf pursuant to such Plan, no additional collateral shall be required by Sensormatic in connection with any such loan to Assaf, and, if necessary to be in compliance with applicable margin regulations under federal laws, such loans shall be unsecured; and if, because of Internal Revenue Service rules or other rules, Sensormatic is unable to lend such funds to Assaf interest free and without any imputation of interest, Sensormatic shall pay Assaf a dollar amount of additional compensation which shall equal the amount of interest required to be charged in order to avoid such imputation in such instances and Assaf shall then pay Sensormatic the rate of interest on such loan required by law to avoid imputation.

                  (d) (i) If a Majority Acquisition shall have occurred or if, in connection with, as a result of or within 24 months immediately following a Change in Control, either a Reor ganization Event shall have occurred or Sensormatic's Common Stock ceases to be listed for trading on a national securities exchange or quoted through NASDAQ or a comparable securities quotation system, then Assaf shall have the right, exercisable during the period and in the manner described in
         Section 3(d)(ii) hereof, to require Sensormatic to purchase any or all of Assaf's Option Acquired Shares and Award Shares (as defined below), and/or any or all Conversion Shares issued with respect to any Option Acquired Shares or Award Shares. The price at which Assaf shall be entitled to sell any Option Acquired Share to Sensormatic under this
         Section 3(d)(i) shall equal the sum of (A) the option exercise price paid (including payments made by promissory notes issued under Sensormatic's Stock Purchase Loan Plan or otherwise) by Assaf in acquiring such share, plus (B) an amount equal to a percentage, determined as provided below in this clause (i), of the difference between such option exercise price and the Market Value of a share of Sensormatic Common Stock on the date the share was acquired. The price at which Assaf shall be entitled to sell any Award Share under this
         Section 3(d)(i) shall be equal to the Market Value (as defined below) of such share on the date Assaf's right to such share vested, multiplied by the percentage determined as provided below in this clause (i). The price at which Assaf shall be entitled to sell any Conversion Shares pursuant to this Section 3(d)(i) shall be calculated as set forth above with respect to Option Acquired Shares or Award Shares, as applicable, based upon the purchase price, date of purchase and Market Value of any Option Acquired Shares, and the vesting date and Market Value of any Award Shares, which were converted into or exchanged for any such Conversion Shares sold. The percentage referred to in this Section 3(d)(i) shall be equal to the sum of (1) the highest marginal net rate of income tax (federal, state and local) applicable to an individual residing where the Assaf resided at the time the Assaf


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         reported income ("Share Income") with respect to the Option Acquired
         Shares or Award Shares, as the case may be plus (2) the Medicare employee tax rate, plus (3) a percentage equal to (x) that part, if any, of the Share Income that was actually subject to employee Social Security tax, multiplied by (y) the social security employee tax rate, divided by (z) the total Share Income (in each case as applicable at the time such share was purchased by Assaf, in the case of any Option Acquired Shares, or at the time Assaf's right to such share vested, in the case of any Award Shares). The purchase price payable by Sensormatic shall in all events be equitably adjusted to reflect any stock dividends, stock splits, extraordinary dividends or similar events since the date of acquisition by Assaf of any such shares.

                  For purposes of this Section 3(d), the term "Option Acquired Shares" shall mean shares of Sensormatic Common Stock acquired by Assaf upon exercise of options granted to Assaf, the term "Award Shares" shall mean shares of Sensormatic Common Stock awarded to Assaf pursuant to Sensormatic's Stock Incentive Plan or any other compensation plan or arrangement of Sensormatic, other than pursuant to the exercise of options, and the term "Market Value" shall mean the average of the high and low sales prices of a share of such Common Stock on the applicable date (or most recent date on which one or more sales occurred) as reported through NASDAQ or the principal exchange on which such Common Stock was listed for trading.

                            (ii) Assaf may exercise his right to sell Option Acquired Shares, Award Shares and/or Conversion Shares under this
         Section 3(d) at any time within 13 months following any of the events specified in the first sentence of Section 3(d)(i) hereof by giving written notice of such exercise to Sensormatic, which notice shall set forth the Option Acquired Shares, Award Shares and/or Conversion Shares to be sold, the exercise price paid by Assaf in acquiring any such Option Acquired Shares or Conversion Shares, the highest marginal tax rates applicable for purposes of the respective calculations specified in Section 3(d)(i) hereof and the Market Value of the Common Stock or Conversion Shares, as applicable, on each date that any applicable Option Acquired Shares or Conversion Shares to be sold were purchased by Assaf or Assaf's right to any applicable Award Shares vested, as the case may be. The information set forth in such notice shall be presumed to be correct.

                           (iii) In addition to the purchase price for the Option Acquired Shares, Award Shares or Conversion Shares being sold to Sensormatic under this Section 3(d), Sensormatic shall pay to Assaf an amount (the "Tax Payment") equal to a percentage (determined pursuant to the following sentence) of the excess, if any, of (A) the product of the number of such Option Acquired Shares, Award Shares and/or Conversion Shares being sold multiplied by the Market Value of a share of Sensormatic Common Stock or Conversion Shares, as applicable, on the Purchase Date, as such term is defined in Section 3(d)(iv) hereof, or such other value of a share of Sensormatic Common Stock or Conversion Shares as may be required to be used to determine the amount, if any,

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         recognizable as ordinary income arising out of the sale of such shares to Sensormatic, over (B) the aggregate purchase price for all such Option Acquired Shares, Award Shares and/or Conversion Shares being sold by Assaf. The percentage referred to in the preceding sentence shall be determined in accordance with Section 3(d)(i) hereof as applicable on the Purchase Date.

                            (iv) Within 10 days after Assaf's surrender of the certificates representing any such Option Acquired Shares, Award Shares and/or Conversion Shares or, if such certificates are in Sensormatic's possession, within 10 days after Assaf's notice of exercise under this
         Section 3(d) (the "Purchase Date"), Sensormatic shall purchase the Option Acquired Shares, Award Shares and/or Conversion Shares referred to in such notice by paying to Assaf (subject to offset as provided in the following sentence) the full purchase price thereof, as calculated under Section 3(d)(i) hereof, plus the Tax Payment applicable thereto. Sensormatic may offset against payment of any or all of such purchase price and the related Tax Payment all or a portion of any indebtedness of Assaf then outstanding under Sensormatic's Stock Purchase Loan Plan attributable to any Option Acquired Shares and/or Conversion Shares sold to Sensormatic hereunder.

                             (v) Assaf's rights under this Section 3(d) are independent of and not limited by, and do not constitute any limitation of, Assaf's rights under Section 3(b) hereof. Assaf may exercise any rights under either Section 3(b) hereof or this Section 3(d), in whole or in part (but without duplication), in Assaf's sole discretion.

                  (e) (i) If either a Majority Acquisition occurs or, in connection with, as a result of or within 24 months following a Change in Control, a Reorganization Event occurs, then Sensormatic shall pay to Assaf (irrespective of whether he is then retained by or a director of Sensormatic or its successor), within thirty days after the effective date of such Majority Acquisition or Reorganization Event, as the case may be, a cash bonus payment equal to a percentage (determined pursuant to Sections 3(e)(ii) and 3(e)(iii) hereof) of Assaf's Special Bonus Base (as defined below). Assaf's Special Bonus Base shall equal four times Assaf's annual compensation under Section 3(a) of the Consulting Agreement as of the date hereof (i.e., $455,000).

                             (ii) The percentage of the Special Bonus Base which Assaf shall be entitled to receive under this Section 3(e) shall be calculated on the basis of the Premium (as defined below) paid or offered to holders of Sensormatic's Common Stock in connection with a Majority Acquisition or Reorganization Event. Premium shall mean the percentage which results from dividing (A) the amount by which the Event Value (as defined below) exceeds the Pre-Event Share Price (as defined below), by (B) the Pre- Event Share Price. The Pre-Event Share Price shall be equal to the average of the closing sales prices (or if there is no sales price, the last bid price) for a share of Sensormatic's Common Stock, as such prices are reported through NASDAQ or the principal exchange on which such shares are listed for trading, on the last business day of each week during


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         the twenty-six weeks immediately preceding the first to occur of (x)
         the first public announcement relating to any proposed Change in Control or Reorganization Event, or (y) any event resulting in the pendency of an Attempted Change in Control which culminates, directly or indirectly, in the Change in Control giving rise to Assaf's rights under this Section 3(e). In the case of any Reorganization Event or Tender Offer, or combination or series of Reorganization Events and/or Tender Offers, "Event Value" shall mean the fair market value of the consideration paid per share of Sensormatic Common Stock pursuant to such Reorganization Event or Tender Offer determined as of the effective date of the Reorganization Event or of the consummation of the Tender Offer, as the case may be, provided that in the event that different prices are paid per share of Sensormatic Common Stock pursuant to such Reorganization Event, Tender Offer or any combination or series thereof, the Event Value shall be equal to the fair market value of the aggregate consideration paid pursuant to all such Tender Offers and/or Reorganization Events (determined as of the dates set forth above) divided by the number of shares of Sensormatic Common Stock purchased pursuant to all such Tender Offers and/or Reorganization Events. In case of any other transaction or series of transactions giving rise to the right of Assaf to receive the bonus provided for in this Section 3(e), "Event Value" shall mean the highest fair market value of the consideration paid per share of Sensormatic Common Stock pursuant to any such transaction, determined as of the date of payment thereunder. The determination of Event Value shall be conclusively made by an investment banking firm selected by the Previous Members of the Board of Directors who are not entitled to receive bonuses under this Section 3(e) or analogous provisions of other agreements; provided, that in the event that the Previous Members of the Board of Directors fail to make such selection within 45 days after consummation of the transaction giving rise to the right to rights under this Section 3(e), or the selected investment banking firm fails to make such a determination within an additional 90 days, Event Value shall be determined by arbitration under Section 12 hereof. Sensormatic shall pay all fees and expenses of any such investment banker.

                           (iii) The percentage of the Special Bonus Base which Assaf shall be entitled to receive as a bonus under this Section 3(e) shall be 20% if the Premium is at least 20% and shall increase by 3.2% for each one percent (and by a fraction of 3.2% for each fraction of one percent) by which the Premium exceeds 20%. For example, if the Premium were 30%, Assaf would be entitled to a bonus of 52% of the Special Bonus Base; if the Premium were 40.5%, Assaf would be entitled to a bonus of 85.6% of the Special Bonus Base; and if the Premium were 50%, Assaf would be entitled to a bonus of 116% of the Special Bonus Base. The maximum bonus which Assaf shall be entitled to receive is 167% of the Special Bonus Base. No bonus shall be payable pursuant to this Section 3(e) if the Premium is less than 20%.




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                  4. Benefits on Termination. In the event of (x) any
termination of the Term of the Consulting Agreement, other than termination of the Consulting Agreement by Sensormatic pursuant to Section 4(a) thereof, or (y) the removal, other than for Cause, or resignation of Assaf from his directorship with Sensormatic or the expiration of the term of such office without his being re-elected thereto, or (z) Assaf's death, at any time following a Change in Control, Assaf (or Successor, as hereinafter defined) shall be entitled to the following benefits:

                     (i) Sensormatic shall, as soon as practicable, pay to Assaf a lump sum payment equal to the amount of any then unvested interest which Assaf may have had on the date of such Change in Control (less any amount of such interest subsequently vested), and as supplemented thereafter through the date of such termination, in Sensormatic's profit sharing, ESOP or other retirement plans (other than the Salary Continuation Plan); and

                     (ii) Unless a trust or other arrangement previously determined in writing to be satisfactory by a majority of the Previous Members of the Board of Directors (as defined below) then in office assuring payment of benefits to or for the benefit of Assaf under Sensormatic's Salary Continuation Plan in the event of a Change in Control has been previously established and is then in effect, Sensormatic shall take such steps as are necessary, within 30 days after such termination, to fully fund all of Assaf's benefits under such Plan (after giving effect to the change in control provisions of such Plan) through paid-up insurance, annuity contracts and/or other similar means, so that the ulti mate payment of benefits (at a rate not less than the greater of the rates in effect under such Plan at the date of such termination or immediately after such Change in Control) shall be assured beyond any reasonable doubt; provided, however, that either such manner of funding shall be structured so as not to constitute "constructive receipt" by Assaf of the benefits in question for income tax purposes, or the benefits in question shall be paid out in a lump sum, discounted to present value in the manner provided in
         Section 5(a) hereof. In addition, in the event of (i) the removal, other than for Cause, of Assaf from his directorship with Sensormatic or the expiration of the term of such office without his being re-elected thereto other than pursuant to the generally applicable term limits and/or retirement policies of the Corporation (without giving effect to any changes therein that reduce the retirement age or the permitted term of office which were implemented following such Change of Control or the commencement of an Attempted Change of Control which culminated in such Change of Control), or (ii) a default by the Corporation in its obligations under the Consulting Agreement of the type contemplated by Section 3(i)(i) thereof, in either case at any time following a Change in Control, any noncompetition provisions included in such Plan shall have no force or effect.

                  5.  Benefits on Death or Disability.

                  (a) In the event of Assaf's death at any time within 36 months after a Change in Control and prior to Assaf's ceasing to be a director of Sensormatic, or in the event that Assaf had died (or otherwise become entitled to receive benefits) prior to a Change in Control and that as of the date of such Change in Control there remain outstanding amounts payable under Sensormatic's Salary Continuation Plan for Assaf, unless in either case a trust or other arrangement previously determined in writing to be satisfactory by a majority of the Previous Members of the Board of Directors then in office assuring payment of benefits to or for the benefit of the Assaf under such Plan in the event of a Change in Control has been previously established and is then in effect, Sensormatic shall promptly pay to Assaf's designated beneficiary or Assaf's heirs, executors, administrators or personal representatives (collectively, "Successors") all of the remaining benefits under such Plan to which Assaf's Successors are then entitled, in the form of a lump sum payment equal to the amount of such benefits discounted to present value using an interest rate equal to the rate published by Pension Benefit Guaranty Corporation for the purpose of discounting pension benefits to present value in the event of a lump sum prepayment thereof, as then in effect, but such discount rate shall in no event be greater than ten percent (10%) per annum.

                  (b) In the event of Assaf's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended and in effect and interpreted as of the date of this Agreement) at any time within the 24-month period immediately following a Change in Control and prior to Assaf's ceasing to be a director, Assaf or Assaf's Successors shall be entitled to all of the benefits of Assaf provided under this Agreement as if Assaf had voluntarily resigned as a director (but without giving effect to any loss of benefits upon voluntary termination or resignation) under
Section 3(e)(i) hereof), including, without limitation, those set forth in
Section 3(c) hereof.

                  (c) In the event of Assaf's death or disability after Assaf becomes entitled to any benefits under Section 3 hereof, Assaf or Assaf's Successors shall be entitled to receive all remaining benefits to which Assaf is entitled under this Agreement.

                  6. Termination for Cause. In the event that, at any time after any Change in Control, the Consulting Agreement is terminated pursuant to any of clauses (ii) through (iv) of Section 4(a) thereof or Assaf is removed from his directorship for Cause, Assaf shall not be entitled to any of the benefits set forth in Sections 3, 4 or 5 of this Agreement not yet received by him, except to the extent that Assaf exercised rights prior to such termination with respect to options, Award Shares or Conversion Shares as provided under Sections 3(a), 3(b) and 3(d) hereof. The foregoing shall not affect any rights of Assaf accrued other than by virtue of this Agreement. For purposes of this Agreement, Assaf shall be deemed to have been removed as a director for Cause only if such removal is effected for any of the reasons referred to in clauses
(ii) through (iv) of Section 4(a) of the Consulting Agreement; provided, however, that the determination of the existence of the grounds referred to in of this Section 6 shall be made, in good faith, only by a majority of the Previous Members of the Board of Directors who are then in office with Sensormatic or a corporate successor of Sensormatic, provided that such majority shall consist of not less than two persons; and provided, further, that Assaf shall be given prior written notice by the Board of Directors of the intention to terminate him for Cause and the specific grounds for such termination, as determined in accordance with this Section 6, and shall be entitled to a hearing before such Previous Members of the Board of Directors before such termination becomes effective.

                  7. Payments. All monthly payments that Assaf (or his Successors) is entitled to receive under Sections 3 or 4 of this Agreement shall be paid by or on behalf of Sensormatic on or before the 10th day of each month in which payable, except that any regular payments required to be made under the plans referred to in Section 4(a) hereof shall be made in accordance with the terms of such plans. Any lump sum payable to Assaf under Sections 3, 4, 5(a) or 8 of this Agreement shall be paid by or on behalf of Sensormatic within 10 days after Assaf's right to such payment accrues, except as otherwise expressly set forth any provision of such Sections.

                  8. Excise Taxes. In the event that the aggregate of all payments or benefits made or provided to Assaf in connection with a Change in Control under this Agreement and under all other plans and programs of Sensormatic (the "Aggregate Payment") is determined to constitute a Parachute Payment, as such term is defined in Section 280G(b)(2) of the Internal Revenue Code, as amended, or any successor provision, Sensormatic shall pay to Assaf, prior to the time any excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, or any successor provision ("Excise Tax"), is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to Assaf and the time of payment pursuant to this Section 8 shall be made by an independent auditor (the "Auditor") jointly selected by Sensormatic and Assaf and paid by Sensormatic. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of Sensormatic or any affiliate thereof. If Assaf and Sensormatic cannot agree on the firm to serve as the Auditor, then Assaf and Sensormatic shall each select one nationally recognized United States accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. Notwithstanding the foregoing, in the event that the amount of Assaf's Excise Tax liability is subsequently determined to be greater than the Excise Tax liability with respect to which an initial payment to Assaf under this Section 8 has been made, Sensormatic shall pay to Assaf an additional amount with respect to such additional Excise Tax (and any interest and penalties thereon) at the time that the amount of the actual Excise Tax liability is finally determined, such additional amount to be calculated in the same manner as such initial payment. Assaf and Sensormatic shall cooperate with each other in connection with any action, arbitration, suit, investigation or proceeding (collectively, "Proceeding") relating to the existence or amount of liability for Excise Tax, and all expenses relating to any such Proceeding (including all reasonable attorney's fees and other

 .3
expenses incurred by Assaf in connection therewith) shall be paid by Sensormatic promptly upon notice of demand from Assaf.

                  9. Costs of Collection. Sensormatic agrees upon demand to pay all costs and expenses of Assaf (including, without limitation, reasonable counsel fees and expenses) in connection with the enforcement, whether through negotiations, arbitration or legal proceedings or otherwise, of this Agreement and the collection of any benefits due to Assaf hereunder.

                  10. Conflicts with Other Agreements. Nothing contained in or arising out of this Agreement shall be deemed to discharge, release or modify the obligations of Sensormatic to Assaf under the provisions of the Consulting Agreement or any other agreement between them or of any plan or program of Sensormatic, regardless of whether the subject matter of any provision thereof is the same or similar to that of any provision of this Agreement, the rights and remedies of Assaf under this Agreement and any other such agreement, plan or program being cumulative and not in substitution of each other; provided, however, that this Agreement amends, restates and supersedes the Prior Agreement, including any amendments thereto in its entirety and nothing in this Agreement shall entitle Assaf to receive duplicative payments of salary, bonus or other benefits. Further, nothing in this Agreement shall diminish or otherwise adversely affect Assaf's rights or benefits accruing as a consequence of his death or disability, at any time after a Change in Control, under the terms and conditions of the plans or programs of Sensormatic in which Assaf is a participant immediately prior to any Change in Control and any additional plan or program of Sensormatic in which Assaf is a participant at the time of Assaf's death or disability.

                  11. Maintenance of Plans. Sensormatic agrees that, for not less than 36 months after a Change in Control, it shall maintain in effect the plans and programs in which Assaf is a participant immediately prior to such Change in Control (or comparable plans and programs) to the extent necessary to assure that the rights and benefits of Assaf thereunder shall be no less favorable after such Change in Control than immediately prior thereto, provided, that Sensormatic shall in no event make any change in the event of or at any time after a Change in Control in the Salary Continuation Plan resulting in a reduction of Assaf's benefits thereunder.

                  12. Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration before the American Arbitration Association in Miami, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any costs, including, without limitation, attorneys' fees and disbursements, incurred by Assaf in such arbitration or in connection with any appeal therefrom or any action brought to enforce or collect any such award or judgment thereon, shall be reimbursed by Sensormatic, provided, that Sensormatic shall not be required to reimburse Assaf hereunder in the event that the arbitral panel or appeals court finds that Assaf's claims and/or defenses are substantially without reasonable basis.

                  13. Survival. This Agreement shall be binding on, enforceable against and inure to the benefit of Assaf and his heirs, executors, administrators, personal representatives, successors and assigns and Sensormatic and its successors and assigns, including, without limitation, any corporation with or into which Sensormatic is merged or consolidated, or any entity which acquires all or substantially all of the business and assets of Sensormatic, in connection with any Change in Control. In connection with any sale, merger or consolidation described in the preceding sentence, Sensormatic shall take all actions permissible under applicable law in order to cause such other corporation to expressly assume Sensormatic's liabilities, obligations and duties hereunder.

                  14. Notices. Any notice given to a party pursuant to or in connection with this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by Federal Express or a similar overnight courier service or by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated at the beginning of this Agreement or to such changed address as such party may subsequently give such notice of.

                  15. Severability. If any provision of this Agreement is found to be invalid or unenforceable by a court of competent jurisdiction or an arbitral panel under Section 12 hereof, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

                  16. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                       SENSORMATIC ELECTRONICS
                                         CORPORATION


                                       By:  /s/  Robert A. Vanourek
                                          -------------------------------------
                                          Robert A. Vanourek
                                          President and Chief
                                          Executive Officer


                                       /s/  Ronald G. Assaf
                                       ----------------------------------------
                                       Ronald G. Assaf